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                                                                     EXHIBIT 23

                        CONSENT OF INDEPENDENT ACCOUNTANT

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration Nos. 333-07737 and 333-24355) and on Form S-8 (Registration No. 333-11141) of Aquis Communications Group, Inc. of our report dated March 28, 2000, except for Note 22 for which the date is April 12, 2000 and our report dated February 12, 1999 on Bell Atlantic Paging, Inc. relating to the financial statements which appear in this Form 10K.

/s/ PricewaterhouseCoopers LLP

New York, New York
April 14, 2000